EXECUTION VERSION

PURCHASE AGREEMENT

PURCHASE AGREEMENT (the “Agreement”), dated as of November 27, 2018, by and between AURIS MEDICAL HOLDING AG, a company established in Switzerland (the “Company”), and FIVET CAPITAL AG, a company established in Switzerland (the “Investor”).

WHEREAS:

Subject to the terms and conditions set forth in this Agreement, the Company wishes to issue to the Investor, and the Investor wishes to subscribe for, 1,615,000 of the Company's common shares, nominal value CHF 0.02 per share (the “Common Shares”), for a total purchase price of EIGHT HUNDRED SIXTY FIVE THOUSAND SIX HUNDRED FORTY Dollars ($865,640). The 1,615,000 Common Shares to be issued and sold to the Investor hereunder are referred to herein as the “Purchase Shares.”

The offer, issuance and sale of the Purchase Shares under this Agreement is being made pursuant to the Company’s effective shelf registration statement on Form F-3 (Commission File No. 333-228121).

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.	CERTAIN DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a)                “Bankruptcy Law” means Title 11, U.S. Code, or any similar U.S. federal or state law or Swiss law for the relief of debtors.

(b)                “Base Prospectus” means the Company’s final base prospectus, dated November 14, 2018, a preliminary form of which is included in the Registration Statement, including the documents incorporated by reference therein.

(c)                “Business Day” means any day on which commercial banks in Berne, Switzerland and Basel, Switzerland are open for regular business and the Principal Market is open for trading, including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(d)                “Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), which is designated as "Confidential," "Proprietary" or some similar designation. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within ten (10) Business Days after the initial disclosure. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession; or (vi) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

(e)                “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(f)                 “DTC” means The Depository Trust Company, or any successor performing substantially the same function for the Company.

(g)                “DWAC Shares” means Common Shares that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale (subject to any applicable restrictions set forth in the articles of association of the Company) and (iii) timely credited by the Company to the Investor’s or its designee’s specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program or any similar program hereafter adopted by DTC performing substantially the same function.

(h)                “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(i)                 “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(j)                 “Initial Prospectus Supplement” means the prospectus supplement of the Company dated November 27, 2018, relating to the Purchase Shares, including the accompanying Base Prospectus, to be prepared and filed by the Company with the SEC pursuant to Rule 424(b)(5) under the Securities Act and in accordance with Section 5(a) hereof, together with all documents and information incorporated therein by reference.

(k)                “Material Adverse Effect” means any material adverse effect on (i) the enforceability of any Transaction Document, (ii) the condition (financial or other), earnings, business, properties, operations, assets, liabilities or prospects of the Company and its Subsidiaries, considered as one entity, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document to be performed as of the date of determination.

(l)                 “Person” means an individual or entity including but not limited to any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(m)              “Principal Market” means The NASDAQ Capital Market (or any nationally recognized successor thereto); provided, however, that in the event the Common Shares are ever listed or traded on The NASDAQ Global Market, The NASDAQ Global Select Market, the New York Stock Exchange, the NYSE American, the NYSE Arca or the OTC Bulletin Board (it being understood that as used herein “OTC Bulletin Board” shall also mean any successor or comparable market quotation system or exchange to the OTC Bulletin Board such as the OTCQX and OTCQB operated by the OTC Markets Group, Inc.), then the “Principal Market” shall mean such other market or exchange on which the Common Shares are then listed or traded or any successor thereto.

(n)                “Prospectus” means the Base Prospectus, as supplemented by any Prospectus Supplement (including the Initial Prospectus Supplement), including the documents and information incorporated by reference therein.

(o)                “Prospectus Supplement” means any prospectus supplement to the Base Prospectus (including the Initial Prospectus Supplement) filed with the SEC pursuant to Rule 424(b) under the Securities Act in connection with the transactions contemplated by this Agreement, including the documents and information incorporated by reference therein.

(p)                “Registration Statement” means the effective registration statement on Form F-3 (Commission File No. 333-228121) filed by the Company with the SEC pursuant to the Securities Act for the registration of its Common Shares, including the Purchase Shares, and certain other securities, as such Registration Statement has been or may be amended and supplemented from time to time, including all documents and information filed as part thereof or incorporated by reference therein, and including all information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B of the Securities Act, including any comparable successor registration statement filed by the Company with the SEC pursuant to the Securities Act for the registration of its Common Shares, including the Purchase Shares.

(q)                “SEC” means the U.S. Securities and Exchange Commission.

(r)                 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(s)                 “Subsidiary” means any Person the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

(t)                 “Transaction Documents” means, collectively, this Agreement and the schedules and exhibits hereto, and each of the other documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby.

(u)               “Transfer Agent” means American Stock Transfer & Trust Company, LLC, or such other Person who is then serving as the transfer agent for the Company in respect of the Common Shares.

2.	SUBSCRIPTION AND ISSUANCE OF PURCHASE SHARES.

Upon the terms and subject to the conditions set forth in this Agreement, the Company desires to issue to the Investor, and the Investor desires to subscribe for, Purchase Shares, as follows:

(a)                Purchase Shares; Closing Date. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Investor agrees to subscribe for, and the Company agrees to issue to the Investor, an aggregate of 1,615,000 Purchase Shares. The total aggregate price per Purchase Share (including the Issue Price as defined herein) to be paid by the Investor to the Company shall be $0.536, and the total aggregate price for all Purchase Shares to be paid by the Investor to the Company (including the total aggregate Issue Price for all such Purchase Shares) shall be $865,640 (such total aggregate price, including the total aggregate Issue Price, to be paid by the Investor to the Company hereunder for all such Purchase Shares is herein referred to as the “Purchase Price”). Delivery of the Purchase Shares to the Investor hereunder (the “Closing”) shall occur at 10:00 a.m., Eastern time, on November 29, 2018, or on such other Business Day on or prior to which all of the conditions to the Closing set forth in this Agreement have been satisfied or, where legally permissible, waived, and as is mutually agreed to by the Company and the Investor (the date of the Closing, the “Closing Date”).

(b)                Delivery of Purchase Shares. On the Closing Date, provided the Purchase Price has been paid in full by the Investor in accordance with the terms hereof, the Company shall deliver, or cause to be delivered to the Investor, upon the registration of the Capital Increase in the Commercial Register of the Canton of Zug pursuant to Section 2(f), the Purchase Shares as DWAC Shares. The Purchase Shares shall be registered in such names and denominations as the Investor shall have requested at least two (2) full Business Days prior to the Closing Date. Time shall be of the essence, and delivery of the Purchase Shares to the Investor as DWAC Shares at the Closing on the Closing Date is a further condition to the obligations of the Investor. The Company agrees that if the Company or the Transfer Agent defaults in its obligation to deliver all or any of the Purchase Shares as DWAC Shares on the Closing Date in accordance with this Section 2 (other than as a result of the Investor or its broker failing to send an electronic request to the Transfer Agent requesting that the Purchase Shares be delivered to the Investor's or its designee's specified DWAC account with DTC under its FAST Program or any similar program hereafter adopted by DTC performing substantially the same function) and if after such date the Investor is required by its broker to purchase or the Investor’s brokerage firm otherwise purchases Common Shares to deliver in satisfaction of a sale of the Purchase Shares that the Investor anticipated receiving from the Company on the Closing Date, then the Company shall, within three (3) Business Days after the Investor’s written request, either (A) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased (the “Cover Price”), at which point the Company’s obligation to deliver such Purchase Shares as DWAC Shares shall terminate, or (B) promptly honor its obligation to deliver to the Investor such Purchase Shares as DWAC Shares and pay cash to the Investor in an amount equal to the excess (if any) of the Cover Price over the total amount of the Purchase Price the Investor paid pursuant to this Agreement for such Purchase Shares. All payments made under this Agreement shall be made by wire transfer of immediately available funds to the account designated by the Company by written notice to the Investor prior to the date of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.

(c)	Shareholder’s Resolution on Capital Increase. The Company confirms that:

(i)             pursuant to the articles of association, the Board of Directors of the Company (the “Board”) may, until June 27, 2020, effect an increase of the Company’s share capital in a maximum amount of CHF115,215.06 by issuing up to 5,760,753 Common Shares out of the Company’s authorized share capital, such authorization having been granted by resolution of the shareholders meeting of April 13, 2017 (Ermächtigungsbeschluss); and

(ii)             all statutory pre-emptive rights to which the existing shareholders of the Company are entitled under Swiss law with respect to the capital increase described in Section 2(c)(i) have been or will be validly set aside or waived.

(d)                Capital Increase Account. The Company confirms that it has opened with (i) UBS AG, bank clearing no. referenced in Schedule 2(d) hereto (the “Capital Increase Bank”), a blocked account for the capital increase (Kapitaleinzahlungskonto) set forth in Schedule 2(d) hereto made out to “AURIS MEDICAL HOLDING AG KAPITALERHÖHUNG” (the “Capital Increase Account”), and (ii) UBS AG,

ABA no. referenced in Schedule 2(d) hereto (the “General Account Bank”), an account for the capital surplus, account no. set forth in Schedule 2(d) hereto made out to “AURIS MEDICAL HOLDING AG”

(the “General Account”), and each of the Capital Increase Account and General Account shall remain open until the earlier of (i) the consummation of the transactions contemplated by this Agreement and (ii) the date on which this Agreement is properly terminated pursuant to and in accordance with Section 11 and the Purchase Price is released in full to and received by the Investor.

(e)                Subscription of Capital Increase. The Investor agrees, on the basis of the representations, warranties and agreements herein contained, to:

(i)             subscribe, not later than 12:00 p.m. (CEST) on the second (2nd) Business Day immediately preceding the Closing Date, or such other time and date as agreed between the Company and the Investor, for all of the Purchase Shares, at the issue price (Ausgabebetrag) per Purchase Share of CHF 0.02, corresponding to the nominal value for each Purchase Share (such nominal value per Purchase Share, the “Issue Price”), and to deliver or cause to be delivered to the Company the original duly signed corresponding subscription form (Zeichnungsschein) in the form of Exhibit A; and

(ii)             deposit or cause to be deposited, not later than 1:30 p.m. (CEST) on the second (2nd) Business Day immediately preceding the Closing Date, or such other time and date as agreed between the Company and the Investor: (A) same-day funds for value in the aggregate amount equal to (1) the Issue Price multiplied by (2) the total number of Purchase Shares subscribed for hereunder, corresponding to the aggregate nominal value of all of the Purchase Shares subscribed for hereunder (such aggregate nominal value of all of the Purchase Shares subscribed for hereunder, the “Capital Increase Amount”) with the Capital Increase Bank in the Capital Increase Account (the Company shall, take all actions reasonably necessary to cause the Capital Increase Bank to issue and deliver the original of a written confirmation of deposit of the Capital Increase Amount to the Company (and a copy thereof to the Investor) not later than 6:00 p.m. (CEST) on the second (2nd) Business Day immediately preceding the Closing Date (or such other time and date as agreed between the Company and the Investor)); and (B) same-day funds for value in the aggregate amount equal to (1) the total Purchase Price less (2) the U.S. Dollar equivalent of the total Capital Increase Amount, calculated using the same Exchange Rate used by the Investor to procure such Capital Increase Amount (such aggregate amount, the “Purchase Price Balance”) with the General Account Bank in the General Account.

(f)                 Board Resolution and Registration of Capital Increase. Provided the Company has received written confirmation of the deposit of each of the Capital Increase Amount and the Purchase Price Balance in accordance with Section (2)(e)(ii), and the original duly signed subscription form for the Purchase Shares in accordance with Section 2(e)(i), then, no later than 8:30 a.m. (CEST) on the Business Day immediately preceding the Closing Date, or such other time and date as agreed between the Company and the Investor, the Board (or a committee or a Board member duly authorized by the Board) will:

(i)             pass a capital increase resolution (Erhöhungsbeschluss) regarding the issuance of the Purchase Shares subscribed for pursuant to Section 2(e)(i) (the “Capital Increase”);

(ii)             adopt a report on the Capital Increase (Kapitalerhöhungsbericht) and, after having caused the special auditor to issue the auditors' report (Prüfungsbestätigung), take note of the auditors’ report (Prüfungsbestätigung), all in accordance with Swiss statutory law;

(iii)             resolve on the Capital Increase and making all amendments to the articles of association of the Company necessary in connection with the Capital Increase (Feststellungs- und Statutenänderungsbeschluss); and

(iv)             promptly thereafter, and not later than 10:30 a.m. (CEST) on the Business Day immediately preceding the Closing Date, file the documents necessary for the registration of the Capital Increase with the Commercial Register of the Canton of Zug;

provided, however, that if this Agreement is properly terminated pursuant to and in accordance with Section 11 prior to the Company filing the relevant resolutions with the Commercial Register of the Canton of Zug,

(A)  the Company undertakes not to resolve on the Capital Increase (if it has not already done so) or not to file the relevant resolutions with the Commercial Register of the Canton of Zug, and (B) the Company shall

(1)  cause the Capital Increase Bank to release the Capital Increase Amount in full to the Investor as soon as practicable, and in no event later than the third (3rd) Business Day immediately following termination of this Agreement pursuant to and in accordance with Section 11, and the Investor understands that the Capital Increase Bank may require confirmation, including from the Investor, to release the Capital Increase Amount and the Investor agrees to deliver such confirmation, and (2) cause the General Account Bank to release the Purchase Price Balance in full to the Investor as soon as practicable, and in no event later than the third (3rd) Business Day immediately following termination of this Agreement pursuant to and in accordance with Section 11. Any fees payable to the Capital Increase Bank and/or the General Account Bank for any transfer of the funds deposited in the Capital Increase Account or General Account, respectively, pursuant to this Section 2 shall be paid by the Company directly to the Capital Increase Bank or the General Account Bank, as applicable, prior to the time that the applicable funds deposited therewith are required to be released to the Investor under this Section 2(f).

(g)                Issue of Purchase Shares. Provided the Company has received written confirmation of the deposit of each of the Capital Increase Amount and the Purchase Price Balance in accordance with Section (2)(e)(ii), and the original duly signed subscription form for the Purchase Shares in accordance with Section 2(e)(i), then, immediately after the registration of the Capital Increase in the Commercial Register of the Canton of Zug pursuant to Section 2(f), but in no event later than 7:00 p.m. (CEST) on the Business Day immediately preceding the Closing Date, the Company will:

(i)             deliver to the Investor and the Capital Increase Bank, (A) a copy of the certified excerpt of the journal entry (Tagebuch) or a copy of the certified excerpt from the Commercial Register of the Canton of Zug evidencing the Capital Increase, (B) a copy of the certified updated articles of association of the Company evidencing the Capital Increase, and (C) a copy of the Company's book of uncertificated securities (Wertrechtebuch) evidencing the Investor as first holder of the Purchase Shares; and

(ii)             take all steps necessary to ensure that the Purchase Shares will be delivered to the Investor as DWAC Shares on the Closing Date.

(h)                Use of Capital Increase Amount. The funds deposited in the Capital Increase Account shall, upon registration of the Capital Increase pursuant to Section 2(f) and upon written request by the Investor, be transferred to a separate account of the Company, and shall, in such case, remain so deposited for the account of the Company and shall not be used in any way whatsoever until the delivery of the Purchase Shares to the Investor as DWAC Shares, each as set forth in Section 2(b) at the Closing on the Closing Date. Any fees payable to the Capital Increase Bank for any transfer of the funds deposited in the Capital Increase Account pursuant to this Section 2(h) shall be payable directly to the Capital Increase Bank by the Company.

(i)                 Compliance with Registration Statement Eligibility Requirements. The Company hereby confirms that the offer, issuance and sale of the Purchase Shares to the Investor pursuant to this Agreement shall not result in the offer, issuance or sale of Purchase Shares that would exceed the maximum number or dollar amount of Purchase Shares that the Company may offer, issue and sell pursuant to General

Instruction I.B.5. of Form F-3 (the “Maximum Share Cap”). The Company shall not offer, issue or sell any Purchase Shares pursuant to this Agreement if such offer, issuance and sale would reasonably be expected to result in a violation of the Securities Act (including, without limitation, non-compliance with General Instruction I.B.5. of Form F-3).

(j)                 Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not offer, issue or sell, and the Investor shall not subscribe for, purchase or acquire, any Common Shares under this Agreement which, when aggregated with all other Common Shares then beneficially owned by the Investor (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) would result in the beneficial ownership by the Investor of more than 4.99 % of the issued and outstanding Common Shares following such acquisition by the Investor (the “Beneficial Ownership Limitation”). Upon the written or oral request of the Investor, the Company shall promptly (but not later than 24 hours) confirm orally or in writing to the Investor the number of Common Shares then outstanding. The Investor and the Company shall each cooperate in good faith in the determinations required hereby and the application hereof. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error.

3.	INVESTOR'S REPRESENTATIONS AND WARRANTIES.

The Investor represents and warrants to the Company that as of the date hereof and as of the Closing

Date:

(a)                Organization; Accredited Investor Status. The Investor is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The Investor is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act.

(b)                Information. The Investor understands that its investment in the Purchase Shares involves a high degree of risk. The Investor (i) is able to bear the economic risk of an investment in the Purchase Shares including a total loss thereof, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Purchase Shares (iii) has received and reviewed the Registration Statement and Prospectus (including the documents incorporated therein) and (iv) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and others matters related to an investment in the Purchase Shares. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its representatives shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in Section 4 below. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchase Shares.

(c)                No Governmental Review. The Investor understands that no U.S. federal or state agency or any other domestic or foreign government or governmental agency has passed on or made any recommendation or endorsement of the Purchase Shares or the fairness or suitability of an investment in the Purchase Shares nor have such authorities passed upon or endorsed the merits of the offering of the Purchase Shares.

(d)                Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(e)                Residency. The Investor is a resident of Switzerland.

(f)                 No Short Selling. The Investor represents and warrants to the Company that at no time prior to the date of this Agreement has the Investor, or any of its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) "short sale" (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Shares or (ii) hedging transaction, which establishes a net short position with respect to the Common Shares.

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Investor that as of the date hereof and as of the Closing

Date:

(a)                Organization and Qualification. The Company has been duly incorporated and is validly existing under the laws of Switzerland and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business. Each of the Company’s Subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing (where such concept exists) under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus. Each of the Company’s Subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing (where such concept exists) would not, individually or in the aggregate, result in a Material Adverse Effect. All of the issued and outstanding capital stock or other equity or ownership interests of each of the Company’s Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except as disclosed in the Registration Statement and the Prospectus, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim, except as would not, individually or in the aggregate, result in a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed in Exhibit 21 incorporated by reference in the Registration Statement. Except as described in the Registration Statement and the Prospectus, no Subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s equity securities or from repaying to the Company or any other Subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or from transferring any property or assets to the Company or to any other Subsidiary.

(b)                Authorization; Enforcement; Validity. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party, and to issue the Purchase Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery by the Company of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the reservation for issuance and the issuance of the Purchase Shares issuable under this Agreement, have been duly authorized by the Board and no further consent or authorization is required by the Company, the Board or the Company’s shareholders, (iii) this Agreement has been, and each other Transaction Document to which the Company is a party shall be on the Closing Date, duly executed and delivered by the Company and (iv) this Agreement constitutes, and each other Transaction Document to which the Company is a party upon its execution on behalf of the Company, shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies, and except that such enforceability may be further limited by the Company’s current articles of association which limit the power of the Board to issue shares based on authorized share capital to 5,760,753 shares until June 27, 2018. Except as set forth in this Agreement, no other approvals or consents of the Board, any authorized committee thereof, or shareholders of the Company is necessary under applicable Swiss or other laws, rules or regulations, or under the Company’s articles of association or similar organizational documents, to authorize the execution and delivery of this Agreement or any of the other Transaction Documents to which the Company is a party, or any of the transactions contemplated hereby or thereby, including, but not limited to, the offer, issuance and sale of the Purchase Shares to the Investor.

(c)                Capitalization. The authorized, issued and outstanding share capital of the Company is as set forth in the Registration Statement and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans, upon the exercise of outstanding options, warrants or conversion rights, or pursuant to existing purchase agreements, in each case described in the Registration Statement and the Prospectus). The share capital of the Company, including the Purchase Shares, conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding Common Shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except as described in the Registration Statement and the Prospectus, none of the outstanding Common Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The Common Shares conform to the law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s organizational documents. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries other than those described in the Registration Statement and the Prospectus. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. Except as described in the Registration Statement and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly withdrawn or waived.

(d)                Issuance of Purchase Shares. The Purchase Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Purchase Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Purchase Shares which have not been duly withdrawn waived or satisfied. Upon the sale and delivery to the Investor of the Purchase Shares, and payment therefor, the Investor will acquire good, marketable and valid title to such Purchase Shares, free and clear of all pledges, liens, security interests, charges, claims or encumbrances.

(e)                No Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its articles of association or operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject (each, an “Existing Instrument”), except for such Defaults as would not be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, consummation of the transactions contemplated hereby and thereby and by the Registration Statement and the Prospectus and the issuance and sale of the Purchase Shares pursuant to this Agreement (including the use of proceeds from the sale of the Purchase Shares as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds”) (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the articles of association or operating agreement or similar organizational documents, as applicable, of the Company or any Subsidiary (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its Subsidiaries except, as to clauses (ii) and (iii), as would not be expected, individually or in the aggregate, to have a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement or any of the other Transaction Documents to which it is a party and consummation of the transactions contemplated hereby and thereby and by the Registration Statements and the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act and such as may be required under applicable U.S. state securities or “blue sky” laws, or the Principal Market. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries. The Company and its Subsidiaries have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance would not be expected, individually or in the aggregate, to have a Material Adverse Effect.

(f)                 SEC Documents; Financial Statements. The Company has filed with the SEC all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. None of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements filed with the SEC as a part of or incorporated by reference in the Registration Statement and the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the results of their operations, changes in stockholders’ equity and cash flows for the periods specified. Such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto or as otherwise disclosed therein, and, in the case of interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes. No other financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus. The financial data set forth or incorporated by reference in each of the Registration Statement and the Prospectus under the caption “Capitalization” present fairly, in all material respects, the information set forth therein on a basis consistent with that of the audited financial statements contained or incorporated by reference in the Registration Statement and the Prospectus. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the Public Company Accounting Oversight Board (“PCAOB”), has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the SEC as a part of or incorporated by reference in the Registration Statement and the Prospectus. Except as set forth in the SEC Documents, the Company has received no notices or correspondence from the SEC for the one year preceding the date hereof. The SEC has not commenced any enforcement proceedings against the Company or any of its Subsidiaries.

(g)                Absence of Certain Changes. Except as otherwise disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus: (i) there has been no material adverse change, or any development that could be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries, considered as one entity (any such change being referred to herein as a “Material Adverse Change”); (ii) the Company and its Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its Subsidiaries, considered as one entity, or have entered into any transactions not in the ordinary course of business; and (iii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or its Subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other Subsidiaries, by any of the Company’s Subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its Subsidiaries of any class of capital stock. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due. Except for Auris Medical AG and Otolanum AG, each of whose overindebtedness is covered by subordination of claims of the Company, neither the Company nor its Swiss Subsidiaries are overindebted or suffering from capital loss within the meaning of article 725 of the Swiss Code of Obligations (the “CO”).

(h)                Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation brought by or before any governmental entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, which would be expected, individually or in the aggregate, to have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Company or any such Subsidiary is a party or of which any of their respective properties or assets is the subject, including ordinary routine litigation incidental to the business, if determined adversely to the Company, would not be expected to have a Material Adverse Effect. No material labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent.

(i)                 Acknowledgment Regarding Investor's Status. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor's subscription for the Purchase Shares. The Company further represents to the Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(j)                 No Integrated Offering. None of the Company, any of its affiliates, or any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Purchase Shares to be “integrated” (within the meaning of the Securities Act) with any prior offering of securities by the Company. The offer, issuance and sale of the Purchase Shares hereunder does not contravene the rules and regulations of the Principal Market.

(k)              Intellectual Property Rights. Except as described in the Registration Statement and the Prospectus, the Company, to the best of its knowledge, owns or has valid, binding and enforceable licenses or other enforceable rights under the patents and patent applications, copyrights, trademarks, trademark registrations, service marks, service mark registrations, trade names, service names and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) as described in the Registration Statement and the Prospectus and used in the conduct, or the proposed conduct, of the business of the Company in the manner described in the Registration Statement and the Prospectus (collectively, the “Company Intellectual Property”); except as described in the Registration Statement and the Prospectus, to the knowledge of the Company, the patents, trademarks, and copyrights included within the Company Intellectual Property are valid, enforceable, and subsisting, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Company Intellectual Property; other than as disclosed in the Registration Statement and the Prospectus, (i) the Company has not received any notice of any claim of infringement, misappropriation or conflict with any asserted rights of others with respect to any of the Company’s products, proposed products or processes, (ii) to the knowledge of the Company, neither the sale nor use of any of products, proposed products or processes of the Company referred to in the Registration Statement or the Prospectus do or will, to the knowledge of the Company, infringe, any valid patent claim of any third party or violate any valid right of any third party, and (iii) to the knowledge of the Company, no third party has any ownership right in or to any Company Intellectual Property that is owned by the Company, other than any co-owner of any patent or pending patent application constituting Company Intellectual Property who is listed on the records of the U.S. Patent and Trademark Office (the “USPTO”) , and, to the knowledge of the Company, no third party has any ownership right in or to any Company Intellectual Property in any field of use that is exclusively licensed to the Company, other than any licensor to the Company of such Company Intellectual Property; except as described in the Registration Statement and the Prospectus, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company except as would not be expected, individually or in the aggregate, to have a Material Adverse Effect, or, to the Company’s knowledge, upon any of its officers, directors or employees; except as described in the Registration Statement and the Prospectus, to the knowledge of the Company all patents and patent applications owned by and licensed to the Company or under which the Company has rights have been duly and properly filed and maintained; to the knowledge of the Company, the parties prosecuting such applications have complied with their duty of candor and disclosure to the USPTO in connection with such applications; and the Company is not aware of any facts required to be disclosed to the USPTO that were not disclosed to the USPTO and which would preclude the grant of a patent in connection with any such application or could form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications.

(l)                 Environmental Laws. Except as described in the Registration Statement and the Prospectus and except as would not be expected, individually or in the aggregate, to have a Material Adverse Effect:

(i)   neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries; and (iv) to the Company’s knowledge there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(m)              Title. The Company and its Subsidiaries have good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 4(f) above (or elsewhere in the Registration Statement or the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except as otherwise disclosed in the Registration Statement and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect. The real property, improvements, equipment and personal property held under lease by the Company or any of its Subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such Subsidiary.

(n)                Insurance. Except as described in the Registration Statement and the Prospectus, each of the Company and its Subsidiaries are insured with policies in such amounts and with such deductibles and covering such risks as the Company believes are adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes and policies covering the Company and its Subsidiaries for product liability claims and clinical trial liability claims. The

Company has no reason to believe that it or any of its Subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(o)                Regulatory Permits. The Company and its Subsidiaries possess such valid and current certificates, authorizations, exemptions, approvals, clearances or permits required by state, federal or foreign regulatory agencies or bodies to conduct their respective businesses as currently conducted and as described in the Registration Statement or the Prospectus (“Permits”). Neither the Company nor any of its Subsidiaries is in violation of, or in default under, any of the Permits or has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)                Tax Status. Except where the failure to do so would not constitute a Material Adverse Effect, (a) all tax returns (including tax refund requests) required to be filed pursuant to applicable law by or with respect to the Company and any of its Subsidiaries have been timely filed, or proper request of extension thereof has been filed, and (b) all tax returns filed are complete and correct, and all taxes, fines or penalties due including any interest and penalties, except tax deficiencies that the Company or any of its Subsidiaries are contesting in good faith subject to applicable reserves, have been timely paid or fully reserved against in the applicable financial statements referred to in Section 4(f) above. Except as disclosed in the Registration Statement and the Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding, value added, capital or other taxes (but excluding any income tax, capital gains tax or similar resulting from the sale of the Purchase Shares by the Investor) are payable by or on behalf of the Investor to any Swiss tax authorities or any political subdivisions or taxing authority thereof or therein in connection with (i) the issuance of the Purchase Shares, (ii) the execution and delivery of this Agreement or any other Transaction Document, and (iii) the offer, sale, delivery of the Purchase Shares in the manner contemplated in the Registration Statement, the Prospectus and this Agreement.

(q)                Transactions With Related Parties. There are no business relationships or related-party transactions involving the Company or any of its Subsidiaries or any other Person required to be described in the Registration Statement or the Prospectus that have not been described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus. All transactions by the Company with office holders or control persons of the Company have been duly approved by the Board, or duly appointed committees or officers thereof, if and to the extent required under U.S. federal law.

(r)                 No Contract Terminations. Neither the Company nor any of its Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement or the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, or any document incorporated by reference therein, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof, except where such termination or non-renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)                     Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents that will be timely publicly disclosed by the Company, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Registration Statement or any Prospectus Supplements thereto. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting purchases and sales of securities of the Company. None of the disclosure furnished by or on behalf of the Company to the Investor regarding the Company, its business and the transactions contemplated hereby, including the disclosure schedules to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that the Investor neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

(t)                 Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and its Subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(u)                No Unlawful Contributions or Other Payments. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement or the Prospectus.

(v)                Money Laundering Laws. The operations of the Company and its Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(w)              OFAC. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the

Company, any director, officer, agent, employee, affiliate or Person acting on behalf of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, or any joint venture partner or other Person, for the purpose of financing the activities of or business with any Person, or impermissibly in any country or territory, that currently is the subject to any

U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any Person (including any Person participating in the transactions contemplated by the Transaction Documents, whether as investor or otherwise) of U.S. sanctions administered by OFAC.

(x)                Registration Statement. The Registration Statement was declared effective by order of the SEC on November 14, 2018. The Registration Statement is effective pursuant to the Securities Act and available for the issuance of the Purchase Shares thereunder, and the Company has not received any written notice that the SEC has issued or intends to issue a stop order or other similar order with respect to the Registration Statement or the Prospectus or that the SEC otherwise has (i) suspended or withdrawn the effectiveness of the Registration Statement or (ii) issued any order preventing or suspending the use of the Prospectus or any Prospectus Supplement, in either case, either temporarily or permanently or intends or has threatened in writing to do so. The “Plan of Distribution” section of the Prospectus covers the issuance of the Purchase Shares hereunder. At the time the Registration Statement and any amendment thereto became effective, at the date of this Agreement and at each deemed effective date thereof pursuant to Rule 430B(f)(2) of the Securities Act, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Base Prospectus and any Prospectus Supplement thereto, at the time such Base Prospectus or such Prospectus Supplement thereto was issued and on the Closing Date, complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation and warranty does not apply to statements in or omissions from any Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. At the time the Registration Statement was originally filed with the SEC, the Company met the then-applicable requirements for use of Form F-3 under the Securities Act and, as of the date hereof, the Company meets all of the requirements for the use of a registration statement on Form F-3 pursuant to the Securities Act for the offering and sale of the Purchase Shares contemplated by this Agreement in reliance on General Instruction I.B.5. of Form F-3. The SEC has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(1) of the Securities Act. The Company hereby confirms that the offer, issuance and sale of the Purchase Shares to the Investor pursuant to this Agreement would not result in the offer, issuance or sale of Purchase Shares that would exceed the Maximum Share Cap or any other non-compliance with General Instruction I.B.5. of Form F-3. The Registration Statement, as of its effective date, met and, as of the date hereof, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the SEC, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) relating to any of the Purchase Shares, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act). The Company has not distributed any offering material in connection with the offering and sale of any of the Purchase Shares, and, until the Investor does not hold any of the Purchase Shares, shall not distribute any offering material in connection with the offering and sale of any of the Purchase Shares, to or by the Investor, in each case, other than the Registration Statement or any amendment thereto, the Prospectus or any Prospectus Supplement. The Company has not made, and agrees that unless it obtains the prior written consent of the Investor it will not make, an offer relating to the Purchase Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act. The Company shall comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any such free writing prospectus consented to by the Investor, including in respect of timely filing with the SEC, legending and record keeping.

(y)                Market Capitalization. As of the close of trading on the Principal Market on November 26, 2018, the aggregate market value of the outstanding voting and non-voting common equity (as defined in Rule 405 under the Securities Act) of the Company held by persons other than affiliates of the Company (pursuant to Rule 144 of the Securities Act, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) (the “Non- Affiliate Shares”), was approximately $36.4 million (calculated by multiplying (x) the price at which the common equity of the Company was last sold on the Principal Market on October 16, 2018 by (y) the number of Non-Affiliate Shares outstanding on November 26, 2018). The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in General Instruction I.B.5. of Form F-3) with the SEC at least 12 calendar months previously reflecting its status as an entity that is not a shell company.

(z)                DTC Eligibility. The Company, through the Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and the Common Shares, including the Purchase Shares, can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

(aa)             Company’s Accounting System. The Company and each of its Subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS as issued by IASB and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb)           Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities and are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(cc)             Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4(cc) that may be due in connection with the transactions contemplated by the Transaction Documents.

(dd)            Investment Company. The Company is not, and will not be, either after receipt of payment for the Purchase Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement or the Prospectus, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ee)            Listing and Maintenance Requirements. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Shares pursuant to the Exchange Act nor has the Company received any notification that the SEC is currently contemplating terminating such registration. Except as disclosed in the Registration Statement and Prospectus, the Company has not, in the twelve (12) months preceding the date hereof, received any notice from any Person to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market. Except as disclosed in the Registration Statement and Prospectus, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Principal Market has not commenced any delisting proceedings against the Company. The Common Shares have been approved for listing on the Principal Market.

(ff)              Accountants. Deloitte AG, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and the Prospectus, is (i) an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the rules of the PCAOB, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act, (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn and (iv) an independent qualified public accountant qualified under the applicable provisions of the CO, the Swiss Audit Supervision Act (Revisionsaufsichtsgesetz) and any ordinances promulgated thereunder.

(gg)            No Market Manipulation. The Company has not, and to its knowledge no Person acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Purchase Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Purchase Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(hh)          Statistical and Market-Related Data. All statistical, demographic and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes, to be reliable and accurate in all material respects. To the extent required, the Company has obtained the written consent to the use of such data from such sources.

(ii)               Forward-Looking Statements. Each financial or operational projection or other “forward- looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-

looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that is was false or misleading.

(jj)              Foreign Private Issuer; Emerging Growth Company. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act. The Company has been and is an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act.

(kk)            Clinical Data and Regulatory Compliance. The preclinical tests and clinical trials conducted by the Company, and to the knowledge of the Company, the preclinical tests and clinical trials conducted on behalf of or sponsored by the Company, that are described in, or the results of which are referred to in, the Registration Statement or the Prospectus were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such studies and with standard medical and scientific research procedures and all applicable laws and regulations, including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58, and 312; each description of the results of such studies is accurate and complete in all material respects and fairly presents the data derived from such studies, and the Company and its Subsidiaries have no knowledge of any other studies the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement or the Prospectus; the Company and its Subsidiaries have made all such filings and obtained all such Permits as may be required by the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”) for the operation of the Company’s business as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any of its Subsidiaries has received any notice of, or correspondence from, any Regulatory Agency requiring the termination, suspension or modification of any clinical trials that are described or referred to in the Registration Statement or the Prospectus; and the Company and its Subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules and regulations of the Regulatory Agencies except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ll)              Compliance with Health Care Laws. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and its Subsidiaries is, and at all times has been, in compliance with all applicable Health Care Laws, and has not engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state health care program or federal health care program. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act and the regulations promulgated thereunder; (ii) all applicable federal, state, local and all applicable foreign health care related fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42

U.S.C. Section 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the U.S. Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated pursuant to such statutes; (iii) Medicare (Title XVIII of the Social Security Act); (iv) Medicaid (Title XIX of the Social Security Act); and (v) any and all other applicable health care laws and regulations. Neither the Company nor, to the knowledge of the Company, its Subsidiary has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws, and, to the Company’s knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. Neither the Company nor, to the knowledge of the Company, its Subsidiary is a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, its Subsidiaries nor any of its respective employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(mm)          Suppliers. Customers, Distributors and Sales Agents. No supplier, customer, distributor or sales agent of the Company has notified the Company that it intends to discontinue or decrease the rate of business done with the Company, except where such decrease is not reasonably likely to result in a Material Adverse Effect.

(nn)            ERISA Compliance. The “employee benefit plans” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) sponsored or maintained by the Company or its Subsidiaries are operated in compliance in all material respects with ERISA to the extent applicable, except where the failure to be in compliance would not be expected to have a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or any of its Subsidiaries, any entity that is treated as a single employer with the Company or any of its Subsidiaries under Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”). Neither the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code that would reasonably be expected to be a material liability of the Company. Neither the Company nor any of its Subsidiaries (i) sponsors or maintains any plan that is subject to Title IV of ERISA or is intended to be qualified under Section 401(a) of the Code or (ii) reasonably expects to incur any material liability under Title IV of ERISA.

(oo)           Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 12(a) of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the State of New York, Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 12(a) of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to the Purchase Shares, this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 12(a) hereof.

(pp)             No Rights of Immunity. Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its respective properties, assets or revenues has any right of immunity under Swiss or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Swiss or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or any of the other Transaction Documents.

To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 12(a) of this Agreement.

5.	COVENANTS.

(a)                Filing of Current Report and Initial Prospectus Supplement. The Company agrees that it shall, not later than 9:00 a.m., Eastern Time, on the date of this Agreement, file with the SEC a report on Form 6-K relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents (the “Current Report”). The Company further agrees that it shall as soon as practicable, and in any event within the time period required under Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8) under the Securities Act), file with the SEC pursuant to Rule 424(b)(5) under the Securities Act the Initial Prospectus Supplement specifically relating to the Purchase Shares and describing the material terms and conditions of the Transaction Documents and the transactions contemplated thereby, containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430B under the Securities Act, and disclosing all information relating to the transactions contemplated hereby required to be disclosed in the Registration Statement and the Prospectus as of the date of the Initial Prospectus Supplement, including, without limitation, information required to be disclosed in the section captioned “Plan of Distribution” in the Prospectus. The Investor shall furnish to the Company such information regarding itself, the Common Shares, including any Purchase Shares, beneficially owned by it and the intended method of distribution of the Purchase Shares, including any arrangement between the Investor and any other Person relating to the sale or distribution of the Purchase Shares, as shall be reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Initial Prospectus Supplement, and shall otherwise cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Initial Prospectus Supplement with the SEC.

(b)                Blue Sky. The Company shall use its reasonable best efforts to take all such action, if any, as is reasonably necessary in order to obtain an exemption for or to register or qualify (i) the sale of the Purchase Shares to the Investor under this Agreement under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Investor from time to time, and shall provide evidence of any such action so taken to the Investor.

(c)                Listing/DTC. The Company shall promptly secure the listing of all of the Purchase Shares on the Principal Market (subject to official notice of issuance) and upon each other national securities exchange or automated quotation system, if any, upon which the Common Shares are then listed, and shall maintain, so long as any Common Shares shall be so listed, such listing of all such Purchase Shares. The Company shall maintain the listing of the Common Shares, including the Purchase Shares, on the Principal Market and shall comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules and regulations of the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action that would reasonably be expected to result in the delisting or suspension of the Common Shares, including the Purchase Shares, on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(c). The Company shall take all action necessary to ensure that its Common Shares, including the Purchase Shares, can be transferred electronically as DWAC Shares.

(d)                Prohibition of Short Sales and Hedging Transactions. During the term of this Agreement, the Investor and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Shares or (ii) hedging transaction, which establishes a net short position with respect to the Common Shares.

(e)                Investment Company Act. For as long as the Investor or any of its affiliates beneficially owns or holds, directly or indirectly, any Purchase Shares, the Company will use its reasonable best efforts to conduct its affairs in such a manner so as to reasonably ensure that it will not be or become required to register as an “investment company,” as such term is defined in the Investment Company Act.

(f)                 Non-Public Information. Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party. The Company confirms that neither it nor any other Person acting on its behalf shall provide the Investor or its agents or counsel with any information that constitutes or may constitute or be deemed to constitute material, non-public information, unless a simultaneous public announcement thereof is made by the Company in a manner such that upon such public announcement, such information shall not constitute or be deemed to constitute material, non-public information. In the event of a breach of the foregoing covenant by the Company or any Person acting on its behalf (as determined in the reasonable good faith judgment of the Investor after consulting with U.S. securities counsel), in addition to any other remedy provided herein or in the other Transaction Documents, if the Investor or any of its affiliates owns or holds, directly or indirectly, any Purchase Shares at the time of the disclosure of material, non-public information, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company; provided the Investor shall have first provided notice to the Company that it believes it has received information that constitutes material, non-public information, the Company shall have at least 24 hours to publicly disclose such material, non-public information prior to any such disclosure by the Investor, and the Company shall have failed to publicly disclose such material, non-public information within such time period. Neither the Investor, nor any of its affiliates, shareholders, members, officers, directors, employees and direct or indirect investors, nor and any of the foregoing Person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement), shall have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, shareholders or agents, for any such public disclosure. The Company understands and confirms that the Investor shall be relying on the foregoing covenants in effecting transactions in securities of the Company.

(g)                Reserved.

(h)                Taxes. The Company shall pay, and will indemnify and hold harmless the Investor and all of its affiliates, shareholders, members, officers, directors, employees and direct or indirect investors for, any and all documentary, stamp, issue, transfer or similar tax (but not, for the avoidance of doubt, any income or value-added or capital gains tax or withholding tax on dividends) including interest and penalties, that may be payable with respect to the execution and delivery of this Agreement or the creation, issue, sale and delivery of the Purchase Shares to the Investor pursuant to this Agreement.

(i)                   Securities Law Compliance. The Company shall use its reasonable best efforts to keep the Registration Statement effective pursuant to Rule 415 promulgated under the Securities Act, and to keep the Registration Statement and the Prospectus current and available for the offer, issuance and sale of the Purchase Shares to the Investor at all times until the end of Prospectus Delivery Period (as defined below) (the "Registration Period". Without limiting the generality of the foregoing, during the Registration Period, the Company shall (a) take all action necessary to cause the Common Shares to continue to be registered as a class of securities under Sections 12(b) of the Exchange Act, shall comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act, and (b) prepare and file with the SEC, at the Company’s expense, such amendments (including, without limitation, post-effective amendments) to the Registration Statement and such Prospectus Supplements pursuant to Rule 424(b) under the Securities Act, in each case, as may be necessary to keep the Registration Statement effective pursuant to Rule 415 promulgated under the Securities Act, and to keep the Registration Statement and the Prospectus current and available for the offer, issuance and sale of all of the Purchase Shares by the Company to the Investor at all times during the Registration Period. The Investor shall furnish to the Company such information regarding itself, the Common Shares, including any Purchase Shares, beneficially owned by it and the intended method of distribution thereof as shall be reasonably requested by the Company in connection with the preparation and filing of any such amendment to the Registration Statement or any such Prospectus Supplement, and shall otherwise cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any such amendment to the Registration Statement or any such Prospectus Supplement. The Company shall comply with all applicable federal, state and foreign securities laws in connection with the offer, issuance and sale of the Purchase Shares contemplated by the Transaction Documents. Without limiting the generality of the foregoing, neither the Company nor any of its officers, directors or affiliates will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which would reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(j)                   Stop Orders. During the Registration Period, the Company shall advise the Investor promptly (but in no event later than 24 hours) and shall confirm such advice in writing: (i) of the Company’s receipt of notice of any request by the SEC for amendment of or a supplement to the Registration Statement, the Prospectus, any Prospectus Supplement or for any additional information; (ii) of the Company’s receipt of notice of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, or of the Company’s receipt of any notification of the suspension of qualification of the Purchase Shares for offering or sale in any jurisdiction or the initiation or contemplated initiation of any proceeding for such purpose; and (iii) of the Company becoming aware of the happening of any event, which makes any statement of a material fact made in the Registration Statement, the Prospectus or any Prospectus Supplement untrue or which requires the making of any additions to or changes to the statements then made in the Registration Statement, the Prospectus or any Prospectus Supplement in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or of the necessity to amend the Registration Statement or supplement the Prospectus or any Prospectus Supplement to comply with the Securities Act or any other law. The Company shall not be required to disclose to the Investor the substance or specific reasons of any of the events set forth in clauses (i) through (iii) of the immediately preceding sentence, but rather, shall only be required to disclose that the event has occurred. If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, the Company shall use its reasonable best efforts to obtain the withdrawal of such order at the earliest possible time. During the Registration Period, the Company shall furnish to the Investor, without charge, a copy of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to the Registration Statement or the Prospectus, as the case may be.

(k)                Amendments to Registration Statement; Prospectus Supplements. Except as provided in this Agreement and other than periodic and current reports required to be filed pursuant to the Exchange Act, the Company shall not file with the SEC any amendment to the Registration Statement or any supplement to the Base Prospectus, in each case, that refers to the Investor, the Purchase Shares, the

Transaction Documents or the transactions contemplated thereby (including, without limitation, any Prospectus Supplement filed in connection with the transactions contemplated by the Transaction Documents), in each case with respect to which (a) the Investor shall not previously have been advised and afforded the opportunity to review and comment thereon at least two (2) Business Days prior to filing with the SEC, as the case may be, (b) the Company shall not have given due consideration to any comments thereon received from the Investor or its counsel, or (c) the Investor shall reasonably object, unless the Company reasonably has determined that it is necessary to amend the Registration Statement or make any supplement to the Prospectus to comply with the Securities Act or any other applicable law or regulation, in which case the Company shall promptly (but in no event later than 24 hours) so inform the Investor, the Investor shall be provided with a reasonable opportunity to review and comment upon any disclosure referring to the Investor, the Transaction Documents or the transactions contemplated thereby, as applicable, and the Company shall expeditiously furnish to the Investor a copy thereof. In addition, for so long as, in the reasonable opinion of counsel for the Investor, a Prospectus is required under the Securities Act to be delivered by the Company or the Investor in connection with any initial resale of Purchase Shares (the “Prospectus Delivery Period”), the Company shall not file any Prospectus Supplement with respect to the Purchase Shares without furnishing to the Investor as many copies of such Prospectus Supplement, together with the Prospectus, as the Investor may reasonably request.

(l)                 Prospectus Delivery. The Company consents to the use of the Prospectus (and of each Prospectus Supplement thereto) by the Investor in accordance with the provisions of the Securities Act and with the securities or “blue sky” laws of the jurisdictions in which the Purchase Shares may be offered and sold by the Investor, in connection with the offer, sale and resale of the Purchase Shares during the Prospectus Delivery Period. If during the Prospectus Delivery Period any event shall occur that in the reasonable judgment of the Company and its counsel, or in the reasonable judgment of the Investor and its counsel, is required to be set forth in the Registration Statement, the Prospectus or any Prospectus Supplement or should be set forth therein in order to make the statements made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or if in the reasonable judgment of the Company and its counsel, or in the reasonable judgment of the Investor and its counsel, it is otherwise necessary to amend the Registration Statement or supplement the Prospectus or any Prospectus Supplement to comply with the Securities Act or any other applicable law or regulation, the Company shall forthwith prepare and, subject to Section 5(k) above, file with the SEC an appropriate amendment to the Registration Statement or an appropriate Prospectus Supplement and in each case shall expeditiously furnish to the Investor, at the Company’s expense, such amendment to the Registration Statement or such Prospectus Supplement, as applicable, as may be necessary to reflect any such change or to effect such compliance. The Company shall have no obligation to separately advise the Investor of, or deliver copies to the Investor of, the SEC Documents, all of which the Investor shall be deemed to have notice of.

(m)              Integration. From and after the date of this Agreement, neither the Company, nor or any of its affiliates will, and the Company shall use its reasonable best efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would cause this offering of the Purchase Shares to be “integrated” (within the meaning of the Securities Act) with any other offering by the Company.

(n)                Use of Proceeds. The Company will use the net proceeds from the issuance and sale of the Purchase Shares to the Investor as described in the Prospectus.

(o)                Other Transactions. The Company shall not enter into, announce or recommend to its shareholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents, including, without limitation, the obligation of the Company to deliver the Purchase Shares to the Investor as DWAC Shares in accordance with the terms of this Agreement.

(p)                Emerging Growth Company Status. For as long as the Investor or any of its affiliates beneficially owns or holds, directly or indirectly, Purchase Shares, the Company will promptly notify the Investor if the Company ceases to be an Emerging Growth Company. The Investor is hereby notified that the Company shall cease to be an Emerging Growth Company on August 5, 2019.

(q)                Foreign Private Issuer. For as long as the Investor or any of its affiliates beneficially owns or holds, directly or indirectly, any Purchase Shares, the Company will provide a written notice to the Investor immediately upon becoming aware that the Company is no longer a Foreign Private Issuer.

(r)                 Transfer Agent. For as long as the Investor or any of its affiliates beneficially owns or holds, directly or indirectly, any Purchase Shares, the Company agrees to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Shares.

6.	RESERVED.

7.	CONDITIONS TO THE COMPANY'S OBLIGATIONS.

The obligation of the Company hereunder to issue the Purchase Shares to the Investor on the Closing Date is subject to the satisfaction or, where legally permissible, the waiver of each of the following conditions:

(a)                The Investor shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company;

(b)                No stop order with respect to the Registration Statement shall be pending or threatened by the SEC; and

(c)                The representations and warranties of the Investor contained in Section 3 hereof shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date).

8.	CONDITIONS TO THE INVESTOR'S OBLIGATIONS.

The obligation of the Investor to subscribe for the Purchase Shares under this Agreement is subject to the satisfaction or, where legally permissible, the waiver of each of the following conditions:

(a)                The Company shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Investor;

(b)                The Common Shares shall be listed on the Principal Market, trading in the Common Shares shall not have been suspended by the SEC or the Principal Market, and all Purchase Shares to be issued by the Company to the Investor pursuant to this Agreement shall have been approved for listing on the Principal Market in accordance with the applicable rules and regulations of the Principal Market, subject only to official notice of issuance;

(c)                The representations and warranties of the Company in Section 4 hereof shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date hereof and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement and the other Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date;

(d)                The Board shall have passed all of the resolutions, duly approved all matters and taken all other actions required by Section 2 to have been passed, approved or effected by the Board on or prior to the Closing Date, all of which resolutions, approvals and actions shall be in full force and effect without any amendment or supplement thereto as of the Closing Date;

(e)                The Investor shall have received a certificate, executed by the CEO, President or CFO of the Company, dated as of the Closing Date, to the effect set forth in Section 8(d) and further to the effect that for the period from and including the date of this Agreement through and including the Closing Date, there has not occurred any Material Adverse Change;

(f)                 The Registration Statement shall be effective and no stop order with respect to the Registration Statement shall be pending or threatened by the SEC. The Company shall have a maximum number or dollar amount of Common Shares registered under the Registration Statement and available to be offered, issued and sold by the Company thereunder, including, without limitation, in compliance with the limitations and other requirements under General Instruction I.B.5. of Form F-3, that is sufficient to enable the offer, issuance and sale by the Company of all of the Purchase Shares to the Investor pursuant to and in accordance with this Agreement. The Current Report and the Initial Prospectus Supplement each shall have been filed with the SEC, as required pursuant to Section 5(a). The Prospectus shall be current and available for the offer, issuance and sale of all of the Purchase Shares by the Company to the Investor pursuant to and in accordance with this Agreement, and, if required under the Securities Act, for delivery in connection with the resale of all of the Purchase Shares by the Investor. Any other Prospectus Supplements required to have been filed by the Company with the SEC under the Securities Act at or prior to the Closing Date shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Securities Act. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC at or prior to the Closing Date pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act;

(g)                The Company shall be eligible to transfer its Common Shares, including the Purchase Shares, electronically as DWAC Shares;

(h)                All federal, state, local and foreign governmental laws, rules and regulations applicable to the transactions contemplated by the Transaction Documents and necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been complied with, and all consents, authorizations and orders of, and all filings and registrations with, all federal, state, local and foreign courts or governmental agencies and all federal, state, local and foreign regulatory or self-regulatory agencies necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been obtained or made, including, without limitation, in each case those required under the Securities Act, the Exchange Act, applicable state securities or “Blue Sky” laws, applicable foreign laws, rules or regulations, or applicable rules and regulations of the Principal Market, or otherwise required by the SEC, the Principal Market or any federal, state or foreign securities regulators;

(i)                 No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any federal, state, local or foreign court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents;

(j)                 No action, suit or proceeding before any federal, state, local or foreign arbitrator or any court or governmental authority of competent jurisdiction shall have been commenced or threatened, and no inquiry or investigation by any federal, state, local or foreign governmental authority of competent jurisdiction shall have been commenced or threatened, against the Company, or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions;

(k)                No Person shall have commenced a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

(l)	The Company, pursuant to or within the meaning of any Bankruptcy Law, shall not have

(i) commenced a voluntary case, (ii) consented to the entry of an order for relief against it in an involuntary case, (iii) consented to the appointment of a Custodian of it or for all or substantially all of its property, or

(iv) made a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;

(m)              A court of competent jurisdiction shall not have entered an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company or any Subsidiary;

(n)                The issuance of the Purchase Shares shall not cause the Company to exceed the Maximum Share Cap or cause the Investor to exceed the Beneficial Ownership Cap; and

9.	INDEMNIFICATION.

In consideration of the Investor's execution and delivery of the Transaction Documents and acquiring the Purchase Shares hereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and all of its affiliates, shareholders, members, officers, directors, employees and direct or indirect investors (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including documented and reasonably incurred attorneys' fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to: (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (d) any violation of the Securities Act, the Exchange Act, state securities or “Blue Sky” laws, applicable foreign securities laws, or the rules and regulations of the Principal Market in connection with the transactions contemplated by the Transaction Documents by the Company or any of its Subsidiaries, affiliates, officers, directors or employees, (e) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement or any amendment thereto or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (f) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Prospectus, or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (I) the indemnity contained in clause (c) of this Section 9 shall not apply to any Indemnified Liabilities which directly and primarily result from the fraud, gross negligence or willful misconduct of an Indemnitee, (II) the indemnity contained in clauses (d), (e) and (f) of this Section 9 shall not apply to any Indemnified Liabilities to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor expressly for use in any Prospectus Supplement, if the Prospectus was timely made available by the Company to the Investor pursuant to Section 5(l), (III) the indemnity contained in clauses (d), (e) and (f) of this Section 9 shall not inure to the benefit of the Investor to the extent such Indemnified Liabilities are based on a failure of the Investor to deliver or to cause to be delivered the Prospectus made available by the Company, if such Prospectus was timely made available by the Company pursuant to Section 5(l), and if delivery of the Prospectus by the Investor was required under the Securities Act with respect to the offer or sale of Purchase Shares and such delivery by the Investor would have cured the defect giving rise to such Indemnified Liabilities, and (IV) the indemnity in this Section 9 shall not apply to amounts paid in settlement of any claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Payment under this indemnification shall be made within thirty (30) days from the date the Investor makes a written request for it. A certificate containing reasonable detail as to the amount of such indemnification submitted to the Company by the Investor shall be conclusive evidence, absent manifest error, of the amount due from the Company to the Investor. If any action shall be brought against any Indemnitee in respect of which indemnity may be sought pursuant to this Agreement, such Indemnitee shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnitee. Any Indemnitee shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable written opinion of such separate counsel, delivered to the Company, a material conflict on any material issue between the position of the Company and the position of such Indemnitee, in which case the Company shall be responsible for the documented and reasonably incurred fees and expenses of no more than one such separate counsel.

10.	RESERVED.

11.	TERMINATION

This Agreement may be terminated only as follows:

(a)                If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, this Agreement shall automatically terminate without any liability or payment to the Company (except as set forth below) without further action or notice by any Person.

(b)                In the event that the Closing shall not have occurred on or before December 5, 2018, due to the failure to satisfy the conditions set forth in Sections 7 and 8 above with respect to the Closing, either the Company or the Investor shall have the option to terminate this Agreement at the close of business on such date or thereafter without liability of any party to any other party (except as set forth below); provided, however, that the right to terminate this Agreement under this Section 11(b) shall not be available to any party if such party is then in breach of any covenant or agreement contained in this Agreement or any representation or warranty of such party contained in this Agreement fails to be true and correct such that the conditions set forth in Section 7(c) or Section 8(d), as applicable, could not then be satisfied. Any termination of this Agreement pursuant to this Section 11(b) shall be effected by written notice from the Company to the Investor, or the Investor to the Company, as the case may be, setting forth the basis for the termination hereof.

The representations and warranties and covenants of the Company and the Investor contained in Sections 3, 4 and 5 hereof, the indemnification provisions set forth in Section 9 hereof and the agreements and covenants set forth in Sections 11 and 12, shall survive the Closing and any termination of this Agreement. No termination of this Agreement shall be deemed to release the Company or the Investor from any liability for intentional misrepresentation or willful breach of any of the Transaction Documents.

12.	MISCELLANEOUS.

(a)                Governing Law Provisions; Currency Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state, without giving effect to any choice of law or conflict of law provision or rule. Any legal suit, action or proceeding arising out of or based upon the Purchase Shares, this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby (“Related Proceedings”) may be instituted in any of the federal courts of the United States of America or any of the courts of the State of New York, in each case located in the State of New York, Borough of Manhattan, in the City of New York, New York, U.S.A. (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non- exclusive) of any of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any of the Specified Courts. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any of the Specified Courts that any such suit, action or other proceeding brought in any of the Specified Courts has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. The Company has irrevocably appointed Auris Medical Inc., which currently maintains an office at 500 North Michigan Avenue, Suite 600, Chicago Illinois 60611, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any of the Specified Courts.

With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

The obligations of the Company pursuant to this Agreement in respect of any sum due to the Investor shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Investor of any sum adjudged to be so due in such other currency, on which the Investor may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Investor in United States dollars hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Investor against such loss. If the United States dollars so purchased are greater than the sum originally due to the Investor hereunder, the Investor agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Investor hereunder.

All payments made by the Company under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature (other than taxes on net income and withholding taxes on dividends) imposed or levied by or on behalf of Switzerland, any other jurisdiction from or through which payment is made, or, in each case, any political subdivision or any taxing authority thereof or therein unless the Company is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, and subject to a carve-out with respect to withholding taxes on dividends, the Company will pay such additional amounts as will result, after such withholding or deduction, in the receipt by the Investor and each person controlling the Investor, as the case may be, of the amounts that would otherwise have been receivable in respect thereof.

(b)                Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(c)                Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)                Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)                Entire Agreement; Amendment. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the subject matter hereof, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. The Company acknowledges and agrees that is has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in the Transaction Documents. No provision of this Agreement may be amended other than by a written instrument signed by both parties hereto.

(f)                 Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

Auris Medical Holding AG Bahnhofstrasse 21

6300 Zug, Switzerland

Telephone: [****]

E-mail: [****]

Attention: Chief Financial Officer

With a copy to (which shall not constitute notice or service of process):

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017 Telephone: [****]

Facsimile: [****]

E-mail: [****]

Attention: Marcel Fausten, Esq.

If to the Investor:

FiveT Capital AG

Telephone: [****]

Facsimile: [****]

E-mail: [****]

Attention: Wieland Kreuder

If to the Transfer Agent:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue Brooklyn, New York 11219

Telephone: [****]

Attention: Susan Silber

or at such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender's facsimile machine or email account containing the time, date, and recipient facsimile number or email address, as applicable, and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)                Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and any permitted successors and assigns of the Company. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation. The Investor may not assign its rights or obligations under this Agreement.

(h)                No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and any permitted successors and assigns of the Company and, except as set forth in Section 9, is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)                 Publicity. The Company shall afford the Investor and its counsel with the opportunity to review and comment upon the form and substance of, and shall give reasonable consideration to all such comments from the Investor or its counsel on, any press release, SEC filing or any other public disclosure by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect of the Purchase Shares, any of the Transaction Documents or the transactions contemplated thereby, not less than 24 hours prior to the issuance, filing or public disclosure thereof. The Investor must be provided with a final version of any such press release, SEC filing or other public disclosure at least 24 hours prior to any release, filing or use by the Company thereof. The Company agrees and acknowledges that its failure to fully comply with this provision constitutes a material breach of this Agreement by the Company.

(j)                 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)                No Financial Advisor, Placement Agent, Broker or Finder. The Company represents and warrants to the Investor that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Investor represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Company shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.

(l)                 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)              Remedies, Other Obligations, Breaches and Injunctive Relief. The parties’ remedies provided in this Agreement, including, without limitation, the parties’ remedies provided in Section 9, shall be cumulative and in addition to all other remedies available to the parties under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of any party contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the parties’ right to pursue actual damages for any failure by either party to comply with the terms of this Agreement. Each party acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other party and that the remedy at law for any such breach may be inadequate. Each party therefore agrees that, in the event of any such breach or threatened breach, the other party shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(n)                Enforcement Costs. If: (i) this Agreement or any other Transaction Document is placed by the Investor in the hands of an attorney for enforcement or is enforced by the Investor through any legal proceeding; (ii) an attorney is retained to represent the Investor in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Agreement or any other Transaction Document; or (iii) an attorney is retained to represent the Investor in any other proceedings whatsoever in connection with this Agreement or any other Transaction Document, then the Company shall pay to the Investor, as incurred by the Investor, all reasonable costs and expenses including attorneys' fees incurred in connection therewith, in addition to all other amounts due hereunder. If this Agreement is placed by the Company in the hands of an attorney for enforcement or is enforced by the Company through any legal proceeding, then the Investor shall pay to the Company, as incurred by the Company, all reasonable, actual and documented costs and expenses including reasonable attorneys’ fees incurred in connection therewith, in addition to all other amounts due hereunder. It is understood and agreed that any and all enforcement costs paid by a party to the other party pursuant to this section shall be promptly reimbursed by the receiving party if a court of competent jurisdiction determines in a final, non-appealable order that the paying party is not in breach of this Agreement.

(o)                Waivers. No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(p)                Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Common Shares.

*   *   *   *   *

IN WITNESS WHEREOF, the Investor and the Company have caused this Agreement to be duly executed as of the date first written above.

THE COMPANY:

AURIS MEDICAL HOLDING AG

By:	/s/ Thomas Meyer
	Name:	Thomas Meyer
	Title:	Chairman and CEO

INVESTOR:

FIVET CAPITAL AG

By:	/s/ Wieland Kreuder
	Name:	Wieland Kreuder
	Title:	Director

EXHIBITS

Exhibit A	Subscription Form

EXHIBIT A

SUBSCRIPTION FORM

Zeichnungsschein

Subscription Form

Die Unterzeichnende

The undersigned

FiveT Capital AG, [address],

handelnd im eigenen Namen,

acting in its own name,

hat Kenntnis genommen:

takes note of:

(i) von den Statuten von Auris Medical Holding AG, Zug (die Gesellschaft) vom 28. Juni 2018, (ii) vom Generalversammlungsbeschluss der Gesellschaft vom 28. Juni 2018 betreffend die Ermächtigung des Verwaltungsrates der Gesellschaft, das Aktienkapital jederzeit bis zum 27. Juni 2020 im Maximalbetrag von CHF 193‘503.50 durch Ausgabe von höchstens 9‘675‘175 vollständig zu liberierenden Namenaktien mit einem Nennwert von je CHF 0.02 zu erhöhen, und (iii) vom Beschluss des Verwaltungsrates der Gesellschaft vom 26. November 2018, wonach gestützt auf Artikel 3a der Statuten über das genehmigte Kapital beschlossen wurde, das Aktienkapital in einem oder mehreren Schritten um maximal CHF [32,300] durch Ausgabe von maximal [1,615,000] neuen Aktien mit einem Nominalwert von CHF 0.02 pro Aktie zu erhöhen, zu einem Ausgabebetrag von CHF 0.02 bzw. einem Preis (d.h. inkl. Agio) von CHF [Betrag] pro Aktie;

(i) the articles of association of Auris Medical Holding AG, Zug (the Company) dated June 28, 2018 (ii) the resolution of the general meeting of shareholders of the Company dated June 28,2018 authorizing the Board of Directors of the Company to increase, at any time until June 27, 2018, by a maximum amount of CHF 193,503.50 by issuing fully paid-up registered shares with a par value of CHF 0.02 each, and (iii) the resolution of the Board of Directors of the Company dated November 26, 2018, pursuant to which the share capital is to be increased, in one or in more steps, by a maximum amount of CHF [32,300] through the issuance of a maximum amount of [1,615,000] new registered shares with a par value of CHF 0.02 each, at the issue amount of CHF 0.02 per share (i.e. at an price incl. surplus (agio) of CHF [amount] per shares);

und / and

zeichnet hiermit [1,615,000] neue Namenaktien zum Nominalwert von je CHF 0.02; und hereby subscribes for [1,615,000] new registered shares with a par value of CHF 0.02 each; and

1	verpflichtet sich hiermit bedingungslos, auf jede gezeichnete Aktie (i) eine Einlage von CHF 0.02, insgesamt somit CHF [32,300], zu leisten auf das Kapitaleinzahlungskonto bei der UBS Switzerland AG, Bärenplatz 8, Postfach, 3011 Bern (Kontonummer [****]; SWIFT/BIC: [****], Konto lautend auf: [****]), sowie (ii) Agio im Gesamtbetrag von CHF [Betrag] auf das Gesellschafts-Konto bei der UBS Switzerland AG, Bärenplatz 8, Postfach, 3011 Bern (Kontonummer [****]; SWIFT/BIC: [****] ; Konto lautend auf: [****]), herewith unconditionally undertakes to pay-in the (i) contribution of CHF 0.02 for each subscribed share, thus in total CHF [32,300], to the capital increase account with UBS Switzerland AG, Bärenplatz 8, P.O. Box, 3011 Berne (bank account number [****]; SWIFT/BIC: [****], account in the name of: [****]), and (ii) the capital surplus (agio) in the total amount of CHF [amount] to the company account with UBS Switzerland AG, Bärenplatz 8, P.O. Box, 3011 Berne (bank account number [****]; SWIFT/BIC: [****]; account in the name of: [****]).

Dieser Zeichnungsschein ist gültig bis zum 5. Dezember 2018.

This subscription form is valid until December 5, 2018.

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[Place],______________________2018

FiveT Capital AG

Name:	Name: